Exhibit 99

Sypris Elects Robert F. Lentz to Its Board of Directors

Former Deputy Assistant Secretary of Defense

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 12, 2012--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) announced today that effective July 11, 2012 it has elected Robert F. Lentz to join its Board of Directors as a Class II director.

Since October 2009, Mr. Lentz has served as President of Cyber Security Strategies, LLC, a global cyber security consulting company. From November 2007 to October 2009, Mr. Lentz served as Deputy Assistant Secretary of Defense for Cyber, Identity and Information Assurance in the Department of Defense (DoD). From November 2000 to October 2009, he served as the Chief Information Security Officer for the DoD. Among his many other responsibilities, Mr. Lentz served as the Chairman of the National Space INFOSEC Steering Council, principal DoD member of the Presidential Sub-Committee on National Security Systems, leader of the DoD IA Steering Council, and the IA Domain Owner of the Global Information Grid Enterprise Information Environment Mission Area. In his capacity as the Chief Information Security Officer, Mr. Lentz was a member of the DoD CIO Executive Council. He also served as the DoD liaison to several private sector boards, including the Center for Internet Security Strategic Advisory Council, the Common Vulnerabilities & Exposures Senior Advisory Council, the International Cyber Center Advisory Board and SAFEcode. Mr. Lentz began his career with the National Security Agency in 1975.

Commenting on the announcement, Jeffrey T. Gill, president and chief executive officer of Sypris Solutions, said, "We are pleased to have Bob join our board. His highly-regarded track record as Deputy Assistant Secretary of Defense and his years as the Chief Information Security Officer for the Department of Defense are expected to be invaluable resources to Sypris as we continue to develop solutions to protect our nation’s critical infrastructure from cyber security threats."

Mr. Lentz is a graduate of the National Senior Cryptologic Course, the Federal Executive Institute, the Harvard Business School in Strategy Planning and the Resource Management Course at the Naval Postgraduate School. He earned a Bachelor’s Degree with a double major in History and Social Science from Saint Mary's College of Maryland and a Master’s Degree in National Security Strategy from the National War College.

Sypris Solutions is a diversified provider of outsourced services and specialty products. The company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies principally in the markets for industrial manufacturing and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: declining revenues and backlog in our aerospace and defense business lines as we attempt to transition from legacy products and services into new market segments and technologies; dependence on, recruitment or retention of key employees; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; our ability to develop new products and programs within the Electronics Group especially in new market segments and technologies; cyber security threats and disruptions; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including capitalized pre-contract costs related to the development of a replacement for certain aerospace and defense products; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; changes or delays in government or other customer budgets, funding or programs; potential weaknesses in internal controls over financial reporting and enterprise risk management; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Vice President & Chief Financial Officer